Exhibit 4.22

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 5, 2012, is by and among JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT, a German corporation (“Lufthansa”) and Lufthansa Malta Blues LP, a Maltese limited partnership En Commandite (“Finance”).

The Company has agreed, on the terms and subject to the conditions set forth in the Purchase Agreement, dated as of March 29, 2012 (the “Purchase Agreement”), among the Company, Lufthansa, Finance and the Initial Purchasers named therein, to enter into a registration rights agreement in connection with the sale by Finance of its Senior Exchangeable Notes due 2017 (the “Notes”), unconditionally and irrevocably guaranteed by Lufthansa and exchangeable for shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share (the “Shares”), currently held by Finance.

In order to induce investors to purchase the Notes, Finance and Lufthansa have requested that the Company provide certain registration rights with respect to the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities laws.

In consideration of the parties entering into the Purchase Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Commission is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Effective Date” means the date on which any Registration Statement is declared effective by the Commission (or becomes effective automatically upon the filing thereof).

“Electing Holder” means any Holder that has returned to the Company a completed and signed Notice and Questionnaire in accordance with Section 4(a) and otherwise provided to the Company any other information requested by the Company in accordance with Section 4(a).

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Period” shall have the meaning given to it in the Indenture.

“Filing Date” means May 1, 2012.

“Holder” means any person owning Registrable Securities received on exchange of Notes therefor and thereafter each permitted assignee thereof.

“Indenture” means the Indenture, dated as of April 5, 2012, among Finance, Lufthansa and The Bank of New York Mellon relating to the Notes.

“Losses” shall have the meaning set forth in Section 5(a).

“Notice and Questionnaire” means a Selling Stockholder Notice and Questionnaire substantially in the form attached as Annex C to the Final Offering Memorandum.

“Open Exchange Start Date” means the date that is ninety (90) days before the last day of the Exchange Period or, if earlier, the date of redemption pursuant to Section 5.1 of the Indenture (or, if notice of such redemption is given less than ninety (90) days prior to such date of redemption, the date of such notice of redemption).

“Registrable Securities” means the Shares held by Finance as of the date hereof and for which the Notes will be exchanged upon exercise by holders of the Notes of their rights under the Notes to exchange such Notes for Shares, together with any shares of capital stock of the Company issued or issuable with respect the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Statement” means any registration statement on Form S-3 filed by the Company with the Commission pursuant to Section 2 hereof.

“Required Effectiveness Date” means May 1, 2012 or, if the Registration Statement becomes subject to review by the Commission staff, the date one hundred twenty (120) days after the Closing Date.

“Registration End Date” means the earlier to occur of (A) the date on which all of the Registrable Securities have been sold pursuant to either the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) or (B) the one-year anniversary of the latest date on which Registrable Securities were delivered to Holders in exchange for Notes.

“Rule 144” shall have the meaning set forth in Section 2(b).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then a day on which trading occurs on The NASDAQ Global Select Market (or any successor thereto) or (c) if trading ceases to occur on The NASDAQ Global Select Market (or any successor thereto), any Business Day.

“Trading Market” means The NASDAQ Global Select Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement.

2. REGISTRATION.

(a) Filing of Registration Statement. The Company shall prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement as a “shelf” registration statement under Rule 415 under the Securities Act to cover the resale of the Registrable Securities by Holders. The Registration Statement shall include a Plan of Distribution that permits the sale or other disposition from time to time of the Registrable Securities by Electing Holders in respect of the Registrable Securities held by it.

(b) Effectiveness. The Company shall use all commercially reasonable efforts to cause the Registration Statement to become effective prior to the earlier of (i) the Required Effectiveness Date or (ii) the date which is five (5) Business Days after the date on which the Company learns that no review of the Registration Statement will be made by the staff of the Commission or the staff of the Commission has no further comments on the Registration Statement, as the case may be. The Company will, unless the Registration Statement is automatically effective pursuant to the rules of the Commission, submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. Subject to the terms and conditions hereunder, the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement filed pursuant to Section 2(a) until the Registration End Date; provided, however, that if at any time between the first date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinions of counsel to the Company and counsel to Finance) may be immediately resold to the public under Rule 144 under the Securities Act or any successor provision and the Registration End Date, the Company meets the condition of Rule 144(c)(1), the obligation to maintain the effectiveness of the Registration Statement pursuant to this Section 2 and to comply with Section 3(b) shall be terminated.

3. OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall:

(a) by 9:30 a.m. New York time on the Business Day following the Effective Date, file with the Commission pursuant to Rule 424 under the Securities Act a base prospectus to be included in the Registration Statement;

(b) following the Effective Date and within five (5) Business Days after the date of receipt by the Company of a Notice and Questionnaire validly delivered by an Electing Holder in accordance with Section 4(a), subject to Sections 3(f), 3(g) and 3(h), prepare and file with the Commission, such amendments or post-effective amendments to the Registration Statement or supplements to the prospectus included therein as may be required such that each such Electing Holder delivering a Notice and Questionnaire is named as a selling stockholder in the Registration Statement in such a manner as to permit such Electing Holder to deliver the prospectus included in the Registration Statement to purchasers of the Registrable Securities in accordance with applicable law; provided that (i) between the Required Effectiveness Date and the Open Exchange Start Date, the Company shall not be required to file more than one such amendment or supplement each calendar month (regardless of the number of Electing Holders who validly submit a Notice and Questionnaire in any calendar month), such amendment or supplement to be filed on the first Business Day of the respective calendar; (ii) between the Open Exchange Start Date and the date that is ninety (90) days after the earlier of the last day of the Exchange Period and the redemption date for all of the Notes, the Company shall only be required to file one such amendment or supplement in respect of any one Electing Holder within in any thirty (30)-day period; and (iii) between (x) the date that is ninety (90) days after the earlier of the last day of the Exchange Period and the redemption date for all of the Notes and (y) the Registration End Date, the Company shall not be required to file more than one such amendment or supplement each calendar month (regardless of the number of Electing Holders who validly submit a Notice and Questionnaire in any calendar month), such amendment or supplement to be filed on the first Business Day of the respective calendar month;

(c) cause the Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(d) so long as a Registration Statement is effective covering the sale of the applicable Registrable Securities by one or more Electing Holders, furnish to such Electing Holders such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holders may reasonably request in order to facilitate the transfer of the Registrable Securities held by such Holders;

(e) subject to Sections 3(f), 3(g) and 3(h), use all commercially reasonable efforts to (i) register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by an Electing Holder, and (ii) do any and all other acts or things which may reasonably be necessary or advisable to enable an Electing Holder to consummate the transfer or other disposition of the Registrable Securities in such jurisdictions in connection with the exchange of the Notes; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to taxation where it is not then so subject, and which taxation arises solely as a result of such registration, qualification or other acts, in each case, in any such jurisdiction;

(f) subject to Section 3(h), notify each Holder after becoming aware of the occurrence of any event as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as reasonably practicable prepare and file with the Commission and furnish, without charge, each Electing Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to use all commercially reasonable efforts obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

(h) notify each Holder in the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in the Registration Statement due to pending material developments or other events as to which the Company believes it would be detrimental to the Company to maintain the Registration Statement at such time or is in the best interests of the Company to suspend sales under the Registration Statement at such time (which notice need not specify the nature of the event giving rise to such suspension) (provided that the Company shall not so suspend the use of a prospectus for a period or periods in excess of thirty (30) days within any ninety (90)-day period or ninety (90) Trading Days in the aggregate in any three hundred and sixty-five (365)-day period);

(i) notify each Holder, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective;

(j) permit one special counsel for the Holders to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning the Holders or the transactions contemplated by this Agreement and the Purchase Agreement and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

(k) subject to Sections 3(f), 3(g) and 3(h), if requested by an Electing Holder already named in the Registration Statement in accordance with the procedures set forth in Section 3(b), within five (5) Business Days of the request or, in the event of any longer period pursuant to clause (h) of this Section 3 within two (2) Business Days following the last day of a period of suspension pursuant to subsections (g) or (f) of this Section 3 above) incorporate in a prospectus supplement or post-effective amendment such information as the Electing Holder reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, including, without limitation, information with respect to the Electing Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities being sold in such offering.

4. OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to any Registration Statement, a Holder shall:

(a) to effect registration of such Holder’s Registrable Securities following the Effective Date, furnish to the Company a completed and signed Notice and Questionnaire and such other information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request;

(b) upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(f), 3(g) or 3(h), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement as described in Section 3(f), withdrawal of the stop order referred to in Section 3(g) or, if use of a prospectus has been suspended pursuant to Section 3(h), until such Electing Holder is advised in writing by the Company that the then current prospectus may be used and the Holder has received notice of the filing of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus, and in each case use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d) notify the Company when it has sold all of the Registrable Securities held by it; and

(e) immediately notify the Company in the event that any information supplied by such Holder in writing for inclusion in the Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in the light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and use all commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

Each Holder agrees, by acquisition of the Notes and exchange thereof for Registrable Securities, that no Holder shall be entitled to sell any such Registrable Securities other than pursuant to a Registration

Statement, in compliance with Rule 144 or pursuant to another exemption from registration under the Securities Act and that each such Holder shall not be entitled to sell any such Registrable Securities pursuant to a Registration Statement and related prospectus unless such Holder has delivered to the Company a completed and signed Notice and Questionnaire in accordance with Section 4(a) and such other information required by Section 4(e).

5. INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Electing Holder, the officers, directors, employees, agents and representatives of such Electing Holder, and each person, if any, who controls such Electing Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending the same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading. Subject to the provisions of Section 5(c) below, the Company will reimburse such Electing Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent (and only to the extent) that such Loss arises out of or is based upon any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in the Registration Statement.

(b) To the extent permitted by applicable law, each Electing Holder who is named in the Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and each other Holder, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in the Registration Statement. Subject to the provisions of Section 5(c) below, such Electing Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, controlling person or other Holder, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Electing Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Section 5(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Electing Holder under the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action shall not relieve such indemnifying party from (i) any liability to the indemnified party under this Section 5 with respect to such action, except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) as a result of not receiving such notice and (ii) any liability that it may have to an indemnified party otherwise than under this Section 5. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and such settlement shall not include any admission as to fault on the part of the indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Electing Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Electing Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Electing Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Electing Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under any Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Electing Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Electing Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Electing Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Electing Holder shall have the same rights to contribution as such Electing Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

6. REPORTS.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission all reports required of the Company under the Exchange Act; and

(c) furnish to such Holder, so long as such Holder owns any Registrable Securities, upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act and (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company.

7. MISCELLANEOUS.

(a) Further Assurances. The parties agree to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances and deliver such opinions, as may be reasonably requested by the other parties to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

(b) Expenses of Registration. All reasonable expenses (other than underwriting discounts and commissions and the fees of the special counsel of any Electing Holder) incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

(c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

JetBlue Airways Corporation

27-01 Queens Plaza North

Long Island City, New York, NY 11101

United States of America

Attn: General Counsel

Tel: (718) 286-7900

Fax: (718) 709-3631

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: Michael Benjamin, Esq.

Tel: (212) 848-7658

Fax: (646) 848-7658

If to Lufthansa or Finance:

Deutsche Lufthansa AG

FRA RC

LAC, Geb. 366

Airportring

60546 Frankfurt

Germany

Fax Number +49 69 696 72335

Attention: Christian Rasim

with a copy to:

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

United Kingdom

Attn: Simone Bono

Tel: +44 20 7832 7269

Fax: +44 20 7108 7269

and if to a Holder, to such address as shall be designated by such Holder in the Notice and Questionnaire of such Holder or any amendment thereto.

(d) Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(e) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 7(e) shall be binding upon each Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(f) Assignment. Upon the transfer of Registrable Securities by a Holder (in which, following any transfer, the restrictive legend remains on the Registrable Securities), the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as (i) the Company is, promptly following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Notes and the Indenture under which the Notes were issued.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission or email transmission of a .pdf file.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding (“Action”) arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in any federal or state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (i) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(i) Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(j) Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Third Party Beneficiaries. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the Holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such Holders.

(m) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

JETBLUE AIRWAYS CORPORATION,

By:	/s/ Mark D. Powers

Name: Mark D. Powers
Title:

LUFTHANSA MALTA BLUES LP,

By:	/s/ Marko Kukuk

Name: Marko Kukuk
Title:

DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT,

By:	/s/ Markus Ott

Name: Markus Ott
Title:

By:	/s/ Stefan Küper

Name: Stefan Küper
Title: